CERTIFICATE OF OWNERSHIP AND MERGER

OF

FUDA FAUCET WORKS, INC.
(a Delaware corporation)

INTO

CAPITAL SOLUTIONS I, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: Capital Solutions I, Inc. (the “Corporation”) is a business corporation of the State of Delaware.

SECOND: The Corporation is the owner of all of the outstanding shares of the stock of Fuda Faucet Works, Inc., which is also a business corporation of the State of Delaware.

THIRD: On December 3, 2007, the Board of Directors of the Corporation adopted the following resolutions to merge Fuda Faucet Works, Inc. into the Corporation:

RESOLVED that Fuda Faucet Works, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Fuda Faucet Works, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Fuda Faucet Works, Inc. in its name; and further

RESOLVED that this Corporation shall assume all of the obligations of Fuda Faucet Works, Inc.; and further

RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Fuda Faucet Works, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of Fuda Faucet Works, Inc. into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that this Corporation shall change its name to Fuda Faucet Works, Inc. upon the effectiveness of the Merger; and further

RESOLVED, that the merger of Fuda Faucet Works, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: December 3, 2007

CAPITAL SOLUTIONS I, INC.

By:	/s/ Wu Yiting
Wu Yiting
Chief Executive Officer